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                                  EXHIBIT 12(a)

                             J.P. MORGAN CHASE & CO.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN MILLIONS, EXCEPT RATIOS)
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                                                                                                     NINE MONTHS ENDED
                                                                                                     SEPTEMBER 30, 2001
                                                                                                     ------------------
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EXCLUDING INTEREST ON DEPOSITS
------------------------------

Income before income taxes and effect of accounting change                                                $     3,134
                                                                                                          -----------

Fixed charges:
      Interest expense                                                                                         10,922
      One-third of rents, net of income from subleases (a)                                                        169
                                                                                                          -----------
Total fixed charges                                                                                            11,091
                                                                                                          -----------

Less:  Equity in undistributed income of affiliates                                                               (86)

Earnings before taxes, effect of accounting change and fixed charges,
  excluding capitalized interest                                                                          $    14,139
                                                                                                          ===========

Fixed charges, as above                                                                                   $    11,091
                                                                                                          ===========

Ratio of earnings to fixed charges                                                                               1.27
                                                                                                          ===========

INCLUDING INTEREST ON DEPOSITS
------------------------------

Fixed charges, as above                                                                                   $    11,091

Add:  Interest on deposits                                                                                      6,578
                                                                                                          -----------

Total fixed charges and interest on deposits                                                              $    17,669
                                                                                                          ===========

Earnings before taxes, effect of accounting change and fixed charges,
excluding capitalized interest, as above                                                                  $    14,139

Add:  Interest on deposits                                                                                      6,578
                                                                                                          -----------

Total earnings before taxes, effect of accounting change,
  fixed charges and interest on deposits                                                                  $    20,717
                                                                                                          ===========

Ratio of earnings to fixed charges                                                                               1.17
                                                                                                          ===========

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(a)  The proportion deemed representative of the interest factor.